                                                                     EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                               CSAV HOLDING CORP.

                         (Pursuant to Section 242 of the
                        Delaware General Corporation Law)

                                   * * * * * *


  CSAV Holding Corp. (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the Delaware General Corporation Law (the "General Corporation Law"),

  DOES HEREBY CERTIFY:

1. That the name of the Corporation is CSAV Holding Corp., and that the Corporation was originally incorporated under the name Chief Manufacturing Holding Corp. pursuant to the General Corporation Law on August 6, 2003.

2. That the Corporation amended its Certificate of Incorporation on August 29, 2003, September 24, 2004, December 1, 2004 and November 29, 2005.

3. That the amended Certificate of Incorporation of the Corporation is hereby further amended as follows:

            a) ARTICLE FIRST thereof is hereby deleted in its entirety and the following shall be substituted in lieu of said Article:

                  FIRST: The name of the corporation is: MILESTONE AV
            TECHNOLOGIES, INC.

            b) The first sentence of ARTICLE FOURTH thereof and the paragraph immediately following such sentence are hereby deleted in their entirety and the following shall be substituted in lieu thereof:

                  FOURTH: The total number of shares of all series and classes of stock that the Corporation shall have the authority to issue is 80,036,485, consisting solely of:

                  36,485 shares of Series A Participating Preferred Stock,
            $0.001 par value per share (the "Series A Preferred Stock");

                  40,000,000 shares of Class A Voting Common Stock, $0.001 par value per share (the "Class A Common Stock");

                  30,000,000 shares of Class B Non-Voting Common Stock, $0.001 par value per share (the "Class B Common Stock"); and

                  10,000,000 shares of Class C Voting Common Stock, $0.001 par value per share (the "Class C Common Stock").

      4. That the foregoing amendment was approved by the holders of the requisite number of shares of said Corporation in accordance with
            Section 228 of the General Corporation Law.

      5. That the foregoing amendment has been duly adopted in accordance with Section 242 of the General Corporation Law.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, this amendment to the amended Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 21th day of November, 2007.

                               By: /s/ Scott Gill
                                   --------------------------------
                               Name: Scott J. Gill
                               Title: Chief Executive Officer

                                                      STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                DELIVERED 04:40 PM 11/29/2005
                                                  FILED 04:41 PM 11/29/2005
                                                 SRV 050967987 - 3686261 FILE



                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       CHIEF MANUFACTURING HOLDING CORP.

               (UNDER SECTION 242 OF THE GENERAL CORPORATION LAW)



         It is hereby certified that:

         1. The name of the corporation is CHIEF MANUFACTURING HOLDING CORP, (hereinafter referred to as the "CORPORATION").

         2. The amended certificate of incorporation of the Corporation is hereby amended by deleting Article 1 thereof and by substituting in lieu of said Article the following new Article:

                  "1. The name of the corporation is: CSAV HOLDING CORP"

         3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

Dated: November 28, 2005


                                               CHIEF MANUFACTURING HOLDING CORP.


                                               By /s/ Neil W. Townsend
                                                  ------------------------------
                                                  Name: Neil W. Townsend
                                                  Title: Assistant Secretary

                                    DELAWARE
                                ------------------               PAGE 1
                                 The First State




         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CHIEF MANUFACTURING HOLDING CORP.", FILED IN THIS OFFICE ON THE FIRST DAY OF DECEMBER, A.D. 2004, AT 2:38 O'CLOCK P.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.









                          [SEAL]       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State
3686261     8100                            AUTHENTICATION:   3515882

040863311                                             DATE:   12-02-04

     State of Delaware
     Secretary of State
  Division of Corporations
Delivered 02:44 PM 12/01/2004
  FILED 02:38 PM 12/01/2004
SRV 040863311 - 3686261 FILE




                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                       CHIEF MANUFACTURING HOLDING CORP.



         It is hereby certified that:

                  1. The name of the Corporation (hereinafter called the "Corporation") is:

                        Chief Manufacturing Holding Corp.

                  2. The first sentence of ARTICLE FOURTH of the Certificate of Incorporation of the Corporation is hereby deleted in its entirety and replaced with the following:


                  "FOURTH: the total number of shares of all series and classes of stock which the Corporation shall have authority to issue is 686,485, consisting solely of:

                  36,485 shares of Series A Participating Preferred Stock, $.001 par value per share (the "Series A Preferred Stock");

                  300,000 shares of Class A Voting Common Stock, $.001 par value per share (the "Class A Common Stock");

                  250,000 shares of Class B Non-Voting Common Stock, $.001 par value per share (the "Class B Common Stock"); and

                  100,000 shares of Class C Voting Common Stock, $.001 par value per share (the "Class C Common Stock").

         Upon the filing date of this Certificate of Amendment to Certificate of Incorporation (the "Effective Date"), a one-for-hundred reverse stock split (the "Reverse Split") of the Common Stock (as defined below), shall become effective, pursuant to which each share of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Date shall be reclassified and combined into one-hundredth (1/100) of one share of fully paid and nonassessable Common Stock, all without changing the par value of the Common Stock, automatically and without any action by the holder thereof upon the Effective Date and shall represent one-hundredth (1/100) of one share of Common Stock from and after the Effective Date. Each outstanding stock certificate for Common Stock of the Corporation that was issued at any tune prior to the Effective Date shall immediately after the Effective Date represent one-hundredth (1/100) of the number of shares of Common Stock shown on the face of such certificate. The aggregate amount of capital represented by the aggregate number of shares of Common Stock outstanding immediately prior to the Effective Date shall be appropriately adjusted to reflect the change in the aggregate number of shares of Common Stock outstanding immediately after the Effective Date without changing the par value per share of the Common Stock. The Reverse Split shall not have any effect on the total number of shares of capital stock which the Corporation has authority to issue."

                  3. The amendment of the Certificate of Incorporation of the Corporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.


Signed on November 30, 2004.


                                          /s/ Neil W. Townsend
                                          --------------------------------------
                                          Neil W. Townsend
                                          Assistant Secretary

                                    Delaware
                              -------------------                  PAGE 1
                                The First State



                  I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CHIEF MANUFACTURING HOLDING CORP.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF SEPTEMBER, A.D. 2004, AT 3:17 O'CLOCK P.M.

                  A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.























                          [SEAL]       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State
3686261     8100                            AUTHENTICATION:   3373747

040693528                                          DATE:   09-24-04

                                                       State of Delaware
                                                      Secretary of State
                                                   Division of Corporations
                                                 Delivered 03:25 PM 09/24/2004
                                                   FILED 03:17 PM 09/24/2004
                                                 SRV 040693528 - 3686261 FILE


                        CHIEF MANUFACTURING HOLDING CORP.

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION


         CHIEF MANUFACTURING HOLDING CORP., a corporation organized and existing under the General Corporation Law of the State of Delaware, as amended (the "Corporation"), does hereby certify, pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"), that:

         1. The Certificate of Incorporation of the Corporation, as amended and currently in effect (the "Certificate of Incorporation"), is hereby amended to increase the authorized number of shares of Class B Non-Voting Common Stock, $.001 par value per share, of the Corporation from 10,000,000 shares to 25,000,000 shares. Accordingly, the first sentence of ARTICLE FOURTH of the Certificate of Incorporation is hereby amended and restated to read as follows:

         "FOURTH: the total number of shares of all series and classes of stock which the Corporation shall have authority to issue is 65,036,485, consisting solely of:

         36,485 shares of Series A Participating Preferred Stock, $001 par value per share (the "Series A Preferred Stock");


         30,000,000 shares of Class A Voting Common Stock, $.001 par value per share (the "Class A Common Stock");

         25,000,000 shares of Class B Non-Voting Common Stock, $.001 par value per share (the "Class B Common Stock"); and

         10,000,000 shares of Class C Voting Common Stock, $.001 par value per share (the "Class C Common Stock")."

         2. The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the DGCL. In lieu of a meeting and vote of the stockholders of the Corporation, this Amendment has been duly adopted by written consent by the stockholders holding the majority of the outstanding capital stock of the Corporation entitled to vote, in accordance with the provisions of Section 228 of the DGCL.

                  IN WITNESS WHEREOF, Chief Manufacturing Holding Corp. has caused this Certificate of Amendment to its Certificate of Incorporation to be executed by Spencer C. Fleischer, its President, this 24th day of September, 2004.



                                               CHIEF MANUFACTURING HOLDING
                                               CORP.


                                               By: Spencer C. Fleischer
                                                  --------------------------
                                                  Name: Spencer C. Fleischer
                                                  Title: President









signature page to Holdings Charter Amendment

                                    DELAWARE
                              -------------------          PAGE 1
                                The First State



         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CHIEF MANUFACTURING HOLDING CORP.", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF AUGUST, A.D. 2003, AT 9:20 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.










                          [SEAL]       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

3686261     8100                            AUTHENTICATION:   2608012

030561839                                             DATE:   08-29-03

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 10:38 AM 08/29/2003
                                                     FILED 09:20 AM 08/29/2003
                                                   SRV 030561839  - 3686261 FILE




                        CHIEF MANUFACTURING HOLDING CORP.

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION


         CHIEF MANUFACTURING HOLDING CORP., a corporation organized and existing under the General Corporation Law of the State of Delaware, as amended (the "Corporation"), does hereby certify, pursuant to Section 241 of the General Corporation Law of the State of Delaware, that:

         1. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and substituting in lieu of said Article the new Article FOURTH as sot forth in Exhibit A. attached hereto.

         2. The Corporation has not received any payment for any of its stock.

         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Chief Manufacturing Holding Corp. has caused this Certificate of Amendment to its Certificate of Incorporation to be executed by Spencer C. Fleischer, its President, this 27th day of August, 2003.


                                           CHIEF MANUFACTURING
                                           HOLDING CORP.


                                           By: /s/ Spencer C. Fleischer
                                               ------------------------
                                               Spencer C. Fleischer
                                               President

                                                                       EXHIBIT A

                                  AMENDMENT TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                       CHIEF MANUFACTURING HOLDING CORP.


         FOURTH: The total number of shares of all series and classes of stock which the corporation shall have authority to issue is 50,036,485, consisting solely of:

         36,485 shares of Series A Participating Preferred Stock, $.001 par value per share (the "Series A Preferred Stock");

         30,000,000 shares of Class A Voting Common Stock, $.001 par value per share (the "Class A Common Stock");

         10,000,000 shares of Class B Non-Voting Common Stock, $.001 par value per share (the "Class B Common Stock"); and

         10,000,000 shares of Class C Voting Common Stock, $.001 par value per share (the "Class C Common Stock").

         As hereinafter used in this Article Fourth:

         "Approved Sale" has the meaning set forth in the Stockholder Agreement.

         "Base Amount" has the meaning set forth in Part A, Section 2(a) of this Article Fourth.

         "Board of Directors" means the board of directors of the Corporation.

         "Class A Director" has the meaning set forth in Part B, Section 2(d) of this Article Fourth.

         "Class C Director" has the meaning set forth in Part B,
Section 2(d) of this Article Fourth.

         "Common Stock" means, collectively, the Class A Common Stock, the Class B Common Stock and the Class C Common Stock.

         "Common Stock Equivalents" has the meaning set forth in Part A, Section 4(d) of this Article Fourth.

         " Conversion Notice" has the meaning set forth in Part A, Section 4(a)(i) of this Article Fourth.

         "Conversion Notice Date" has the meaning set forth in Part A, Section 4(a)(i) of this Article Fourth.


         "Disposition Event" has the meaning set forth in the Stockholder Agreement.

         "Dividend Rate" has the meaning set forth in Part A, Section 1(a) of this Article Fourth.

         "Initial Public Offering" means the Corporation's first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of shares of Common Stock.

         "Junior Stock" has the meaning set forth in Part A,
Section 1(c) of this Article Fourth.

         "Liquidation" has the meaning set forth in Part A, Section 2(a) of this Article Fourth.

         "Liquidation/Conversion Amount" means, at any time of determination, with respect to any share of Series A Preferred Stock, (a) in connection with a Liquidation under Part A, Section 2 of this Article Fourth, the Liquidation Value of such share at such time and (b) in connection with a conversion of such share under Part A, Section 4 of this Article Fourth, the sum of (i) the Liquidation Value of such share at such time plus (II) the amount of cash payable by the Corporation under Part A, Section 4(g) of this Article Fourth upon conversion of such share in lieu of the issuance of any fractional share of Class C Common Stock.

         "Liquidation Value" has the meaning set forth in Part A, Section 2(a) of this Article Fourth.

         "Majority Series A Holders" means the holder or holders at the relevant time of determination of at least 51% of the then issued and outstanding shares of Series A Preferred Stock.

         "Management Repurchase Agreement" means any agreement from time to time entered into between the Corporation and any officer, employee or director of the Corporation or any Subsidiary entitling or requiring the Corporation to repurchase any shares of Common Stock, or options therefor, from such officer, employee or director.

       "Maximum Amount" has the meaning set forth in Part A, Section 6 of this Article Fourth.

       "Person" means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

       "Preferred Stock Conversion Shares" means, at the relevant time of determination, the shares of Class C Common Stock issuable upon conversion of the issued and outstanding shares of Series A Preferred Stock.

       "Series A Conversion Event" means any Disposition Event (other than any Disposition Event that is also an Approved Sale) unless the Majority Series A Holders by written notice to the Corporation elect not to treat such Disposition Event as a Series A Conversion Event.

       "Series A Conversion Rate" has the meaning set forth in Part A, Section 4(c) of this Article Fourth.

       "Stockholder Agreement" means the Stockholder Agreement, dated on or about August 29, 2003, among the Corporation and its stockholders, as the same may be amended, restated, modified or supplemented and in effect from time to time.

       "Subsidiary" shall mean any corporation, association, trust, or other business entity, of which the designated parent shall at any time own or control directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding shares of capital stock (or other shares of beneficial interest) which are (a) entitled ordinarily, in the absence of contingencies, to vote for the election of a majority of such business entity's directors (or Persons exercising similar functions), even though the right so to vote has been suspended by the happening of such a contingency, or (b) entitled at the time to vote for the election of a majority of such business entity's directors (or Person exercising similar functions), whether or not the right so to vote exists by reason of the happening of a contingency.

       The following is a statement of the designations, powers, privileges and rights, and the qualifications, limitations and restrictions, in respect of each class of capital stock of the Corporation.

 A.       PREFERRED STOCK.

          Terms Applicable to Series A Preferred Stock.

          1.  Dividends.


         (a) The Corporation will pay preferential dividends to the holders of the Series A Preferred Stock as provided in this Section 1. Dividends on each outstanding share of Series A Preferred Stock will accrue cumulatively on a daily basis during each fiscal quarter of the Corporation at the rate of 11% per annum (the "Dividend Rate"") on the Base Amount thereof. Dividends accrued on each share of Series A Preferred Stock will be compounded quarterly on the last day of each fiscal quarter of the Corporation with the effect that an additional dividend shall accrue on such shares at the Dividend Rate on the amount so compounded until such amount is actually paid, and will be due and payable in cash only upon Liquidation or conversion as provided in Sections 2 or 4 below. Notwithstanding the foregoing, the Board of Directors may determine to pay any portion of the accrued and unpaid dividends owed with respect to the outstanding shares of Series A Preferred Stock from time to time in cash, provided, that
(i) the Corporation obtains the prior written consent of any lender under any credit or financing agreement with the Corporation or any of its Subsidiaries which prohibits such payment, (ii) the Corporation obtains the prior written consent of any stockholders required under any stockholder or similar agreement to which the Corporation is a party and which prohibits such payment, and (iii) any such payment is made ratably with respect to all outstanding shares of Series A Preferred Stock.

         (b) Dividends on each share of Series A Preferred Stock will accrue from and including the date of issuance of such share to and including the date on which the Liquidation/Conversion Amount of such share is paid, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any share of Series A Preferred Stock will be deemed to be its "date of issuance", regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.

         (c) Except for any repurchases of Common Stock pursuant to any Management Repurchase Agreement which are made in accordance with the terms thereof, no dividends or other distributions will be paid, declared or set apart with respect to the Common Stock or any other shares of capital stock of the Corporation ranking on liquidation junior to the Series A Preferred Stock (together with the Common Stock, "Junior Stock") unless (i) the Corporation shall have received the prior written consent or affirmative vote of the Majority Series A Holders, and (ii) the Corporation shall have paid or set apart for each of the holders of Series A Preferred Stock (a) all accrued and unpaid dividends on each share of Series A Preferred Stock held by such holder that have not been compounded in accordance with Section 1(a) above at such time plus (B) an amount equal to the product of (x) the amount of dividends so paid, declared or set apart with respect to each share of Common Stock, multiplied by (y) the number of shares of Common Stock into which each share of Series A Preferred Stock held by such holder is then convertible pursuant to Section 4(a) below.

          2.   Liquidation

         (a) Distribution to Holders of Series A Preferred Stock. (i) in the event of any liquidation, dissolution, or winding-up of the Corporation, whether voluntary or involuntary (each such event being referred to herein as a "Liquidation"), the holders of outstanding shares of Series A Preferred Stock will be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, before any payment is made to or set aside for the holders of any Junior Stock, an amount in cash in respect of each share of Series A Preferred Stock (the "Liquidation Value") equal to the sum of (i) $1,131.56 (such amount to be subject to proportionate adjustment in the event of any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event in respect of the Series A Preferred Stock) (the "Base Amount"), plus (ii) all accrued but unpaid dividends in respect of such share (including, without limitation, all such dividends that have been compounded in accordance with Section 1(a) above).

         (ii) If upon any Liquidation, the assets lawfully available to be distributed to the holders of Series A Preferred Stock under the preceding paragraph are insufficient to permit payment to such stockholders of their full respective preferential amounts, then all of the assets of the Corporation lawfully available for distribution will be distributed ratably among the holders of shares of Series A Preferred Stock based upon the aggregate Liquidation Values of the shares of Series A Preferred Stock held by each such holder. Upon and after any Liquidation, unless and until the holders of all shares of Series A Preferred Stock receive payment in full of the Liquidation Value of all such shares of Series A Preferred Stock, the Corporation shall not redeem, repurchase or otherwise acquire for value, or declare or pay any dividend or other distribution on or with respect to, any series or class of Junior Stock.

         (iii) After payment in accordance with the foregoing has been made in full to the holders of Series A Preferred Stock, or funds necessary for such payment have been set aside by the Corporation in trust for the exclusive benefit of such holders so as to be available for such payment, any assets remaining available for distribution will be distributed ratably among the holders of shares of Series A Preferred Stock and Common Stock, respectively, with each holder of one or more shares of Series A Preferred Stock being entitled to receive in respect thereof the same kinds and amounts of such assets as such holder would be entitled to receive if such holder held the number of shares of Common Stock into which such shares of Series A Preferred Stock are then convertible pursuant to Section 4 hereof.

         (b) Non-Cash Distributions. In the event of a Liquidation resulting in the availability of assets other than cash for distribution to the holders of shares of Series A Preferred Stock, the holders of Series A Preferred Stock will be entitled to distributions of cash and/or other assets equal in value to the Liquidation Value and other distribution rights stated in Section 2(a). In the event that such distributions to the holders of shares of Series A Preferred Stock will include any assets other than cash, the Board of Directors will first determine in good faith and with due care the value of such assets for such purpose, and will notify all holders of shares of Series A Preferred Stock of such determination. The value of such assets for purposes of the distributions under this Section 2(b) will be the value as so determined by the Board of Directors.

          3.    Voting Rights.

         (a) General. Except as otherwise expressly provided herein or as required by applicable law, the holders of Series A Preferred Stock will be entitled to vote on all matters submitted to stockholders of the Corporation for vote, consent or approval. Each share of Series A Preferred Stock will entitle the holder thereof to that number of votes per share equal to the number of shares of Class C Common Stock into which such share of Series A Preferred Stock is convertible pursuant to Section 4 hereof as of the record date for the determination of stockholders entitled to vote on such matter, or if no record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise provided herein or required by applicable law, the holders of shares of Series A Preferred Stock and Common Stock will vote together as a single class on all matters submitted to the stockholders for a vote, consent or approval.

         (b) No Amendment, Alteration or Repeal. Subject to Part C, Section 4 of this Article Fourth, the Corporation will not amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to materially adversely affect the Series A Preferred Stock without the written consent or affirmative vote of the Majority Series A Holders, given in writing or by vote at a meeting, consenting or voting (as the case may be) as a separate class.

         (c) Action by Written Consent. Whenever holders of Series A Preferred Stock are required or permitted to take any action by vote, such action may be taken without a meeting by written consent, setting forth the action so taken and signed by the holders of at least such number of shares of Series A Preferred Stock as would be sufficient to take such action at a meeting of stockholders, except as otherwise expressly provided herein.

         4. Conversion of Series A Preferred Stock. Shares of Series A Preferred Stock will be subject to conversion into shares of Class C Common Stock or other securities, properties, or rights, as set forth in this Section 4.

      (a) Holders' Option to Convert.

            (i) Subject to and in compliance with the provisions of this Section and subject to the restrictions set forth in Section 6, at any time after August 29, 2013, the Majority Series A Holders may by written notice to the Corporation (a "Conversion Notice"; and the date of such Conversion Notice being referred to as the "Conversion Notice Date") require all of the shares of Series A Preferred Stock outstanding as of the Conversion Notice Date to be converted into fully paid and non-assessable shares of Class C Common Stock. Upon receipt of a Conversion Notice, the Corporation will send a copy of the Conversion Notice to each holder of Series A Preferred Stock, and will convert the shares of Series A Preferred Stock outstanding as of the Conversion Notice Date, on a date selected by the Corporation that is not later than 30 days after the Conversion Notice Date. The number of shares of Class C Common Stock to which a holder of shares of Series A Preferred Stock will be entitled upon conversion of such shares will be the quotient obtained by dividing the number of shares of Series A Preferred Stock being converted by the Series A Conversion Rate. Upon any such conversion of shares of Series A Preferred Stock, the Corporation will pay to each holder of shares of Series A Preferred Stock to be converted to an amount in cash equal to the Liquidation/Conversion Amount with respect to such shares, upon presentation to the Corporation of the certificates formerly evidencing such shares (and no such conversion of any shares of Series A Preferred Stock shall be effective until the Corporation shall have paid the Liquidation/Conversion Amount in respect of such shares).

            (ii) Upon any conversion of shares of Series A Preferred Stock into shares of Class C Common Stock pursuant to this Section 4(a), the holders of such converted shares will surrender the certificates formerly representing such shares at the principal office of the Corporation or any transfer agent for Class C Common Stock. Upon any such conversion, the Corporation will issue and deliver to each such holder, a certificates or certificate for the number of shares of Class C Common Stock into which such shares of Series A Preferred Stock were so converted. The Corporation will not be obligated to issue certificate evidencing any shares of Class C Common Stock issuable upon such conversion or to pay the Liquidation/Conversion Amount with respect to any converted shares unless and until certificates formerly evidencing such converted shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent, or the holder thereof notifies the Corporation or such transfer agent that such certificates have been lost, stolen, or destroyed and executes and delivers an agreement to indemnify the Corporation from any loss incurred by it in connection therewith in accordance with Part C, Section 2 of this Article Fourth.

      (b) Automatic Conversion.

            (i) Initial Public Offering, Series A Conversion Event or at Election of the Corporation. Upon the closing of an Initial Public Offering or the completion of a Series A Conversion Event, each share of Series A Preferred Stock outstanding will be converted into the number of fully paid and non-assessable shares of Class A Common Stock into which such share is then convertible pursuant to Section 4(a) hereof. At any time or from time to time after October 31, 2003, the Corporation, at its option, may by written notice to the holders cause any or all of the outstanding shares of Series A Preferred Stock to be converted into the number of fully paid and non-assessable shares of Class C Common Stock into which such shares are then convertible pursuant to
Section 4(a). Upon any such conversion of shares of Series A Preferred Stock, the Corporation will pay to each holder of shares of Series A Preferred Stock to be converted an amount in cash equal to the Liquidation/Conversion Amount with respect to such shares, upon presentation to the Corporation of the certificates formerly evidencing such shares (and no such conversion of any shares of Series A Preferred Stock shall be effective until the Corporation shall have paid the applicable Liquidation/Conversion Amount in respect of such shares). Any conversion of less than all of the outstanding shares of Series A Preferred Stock pursuant to the second sentence of this Section 4(b)(i) shall be made on a pro rata basis among the holders of Series A Preferred Stock based upon the aggregate Liquidation/Conversion Amounts of the outstanding shares of Series A Preferred Stock held by each holder.

            (ii) Mechanics of Automatic Conversion. Upon any conversion of shares of Series A Preferred Stock into shares of Class C Common Stock pursuant to this Section 4(b), the holders of such converted shares will surrender the certificates formerly representing such shares at the principal office of the Corporation or any transfer agent for Class C Common Stock. Upon any such conversion, the Corporation will issue and deliver to each such holder, a certificate or certificates for the number of shares of Class C Common Stock into which such shares of Series A Preferred Stock were so converted. The Corporation will not be obligated to issue certificates evidencing any shares of Class C Common Stock issuable upon such conversion or to pay the Liquidation/Conversion Amount with respect to any converted shares unless and until certificates formerly evidencing such converted shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent, or the holder thereof notifies the Corporation or such transfer agent that such certificates have been lost, stolen, or destroyed and executes and delivers an agreement to indemnify the Corporation from any loss incurred by it in connection therewith in accordance with Part C, Section 2 of this Article Fourth.

      (c) Series A Conversion Rate. The conversion rate with respect to Series A Preferred Stock (the "Series A Conversion Rate") will be .036485.

      (d) Adjustments for Stock Splits, Dividends, Etc. In the event the Corporation shall at any time or from time to time effect a split or subdivision of the outstanding shares of Common Stock, or shall pay a dividend or other distribution in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (such securities or other rights being hereinafter referred to as "Common Stock Equivalents"), then, as of the effective date of such split, subdivision, dividend or distribution, the Series A Conversion Rate shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock shall be increased in proportion to the increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents as a result of such split, subdivision, dividend or distribution. If the number of shares of Common Stock outstanding at any time is decreased by a combination of the outstanding shares of Common Stock, then, as of the effective date of such combination, the Series A Conversion Rate shall be appropriately increased so that the number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

      (e) Adjustments for Reclassifications. If the Class C Common Stock issuable upon the conversion of Series A Preferred Stock is changed into the same or a different number of shares of any class(es) or series of stock, whether by reclassification or otherwise (other than by an event of the type provided for in Section 4(d) above), then and in each such event the holder of each share of Series A Preferred Stock will have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change by holders of the number of shares of Class C Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

      (f) Certificate as to Adjustments. In each case of an adjustment or readjustment of the Series A Conversion Bate, the Corporation will promptly furnish each holder of Series A Preferred Stock with a certificate, prepared by the chief financial officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

      (g) Fractional Shares. No fractional shares of Class C Common Stock or scrip representing fractional shares will be issued upon conversion of shares of Series A Preferred Stock. Instead of any fractional shares of Class C Common Stock that would otherwise be issuable upon conversion of shares of Series A Preferred Stock, the Corporation will pay to the holder of the shares of Series A Preferred Stock that were converted a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Class C Common Stock (as determined in a manner reasonably prescribed by the Board of Directors) at the close of business on the date of conversion.

      (h) Partial Conversion. If some but not all of the shares of Series A Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation will execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred Stock that were not converted.

      (i) Reservation of Class C Common Stock. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class C Common Stock, solely for the purpose of effecting the conversion of shares of Series A Preferred Stock, such number of shares of Class C Common Stock as from time to time is sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock. Notwithstanding the foregoing, if, at any time, there shall be an insufficient number of authorized but unissued shares of Class C Common Stock available for issuance upon conversion of Series A Preferred Stock, the Corporation will take all action necessary to propose and recommend to the stockholders of the Corporation that this Certificate of Incorporation be amended to authorize additional shares in an amount sufficient to provide adequate reserves of shares for issuance upon such conversion, including the diligent solicitation of votes and proxies to vote in favor of such an amendment.

      5. Redemption. Shares of Series A Preferred Stock are not redeemable by the Corporation.


      6. Restrictions on Conversions. Notwithstanding any other provision herein to the contrary:

      (a) no conversion of any shares of Series A Preferred Stock shall be made by the Corporation at any time when such conversion would be prohibited by the terms of any credit or other financing agreement with any lender to the Corporation or any of its Subsidiaries; and

      (b) if on any date set for conversion of Series A Preferred Stock the Corporation does not have sufficient funds legally available to pay the Liquidation/Conversion Amounts of all shares of Series A Preferred Stock for which conversion is required on such date pursuant to Section 4 hereof, then the Corporation will convert the maximum number of shares that it may lawfully convert in accordance with this clause (b) (the maximum amount of funds legally available to the Corporation to pay the Liquidation/Conversion Amounts of the Series A Preferred Stock on any such date is referred to herein as the "Maximum Amount"). The Corporation will allocate the Maximum Amount among the holders of outstanding shares of Series A Preferred Stock required to be converted on such date on a pro rata basis in accordance with the Liquidation/Conversion Amounts of all outstanding shares of Series A Preferred Stock of such holders required to be converted on such date, and each such holder will have converted pursuant to Section 4 hereof that number of shares of Series A Preferred Stock that has an aggregate Liquidation/Conversion Amount equal to such holder's allocation of the Maximum Amount.

      7. No Reissuance of Shares of Series A Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of purchase, conversion, or otherwise will be reissued, and all such shares will be canceled, retired, and eliminated from the shares that the Corporation is authorized to issue. The Corporation will from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

      8. Notices of Record Dates. Etc. If (i) the Corporation establishes a record date to determine the holders of any series, class or type of securities who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any Liquidation, the Corporation will deliver to each holder of Series A Preferred Stock, at least 20 days prior to such record date or the proposed effective date of the transaction specified therein, as the case may be, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification or Liquidation is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) will be entitled to exchange their shares of Common Stock (or other securities) for cash, securities, and/or other property deliverable upon such reorganization, reclassification or Liquidation.

B. COMMON STOCK.

      Terms Applicable to Common Stock.

      1. Dividend and Other Rights of Common Stock.

      (a) Ratable Treatment. Except as specifically otherwise provided herein, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. Except for any repurchases of Common Stock pursuant to any Management Repurchase Agreement which are made in accordance with the terms thereof, the Corporation shall not subdivide or combine any shares of Common Stock, or pay any dividend or retire any share or make any other distribution on any share of Common Stock, or accord any other payment, benefit or preference to any share of Common Stock, except by extending such subdivision, combination, distribution, payment, benefit or preference equally to all shares of Common Stock. If dividends are declared which are payable in shares of Common Stock, such dividends shall be payable in shares of Class A Common Stock to holders of Class A Common Stock, in shares of Class B Common Stock to holders of Class B Common Stock and in shares of Class C Common Stock to holders of Class C Common Stock.

      (b) Dividends. Subject to the rights of the holders of Series A Preferred Stock, the holders of Common Stock shall be entitled to dividends out of funds legally available therefor, when declared by the Board of Directors in respect of Common Stock, and, upon a Liquidation of the Corporation, to share ratably in the assets of the Corporation as provided in Part A, Section 2(a) of this Article Fourth.

      2. Voting Rights of Common Stock and Preferred Stock.

      (a) Clasa A Common Stock. Except as otherwise provided by law, the holders of Class A Common Stock shall have full voting rights and powers to vote on all matters submitted to stockholders of the Corporation for vote, consent or approval. Each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held of record by such holder, and, except as otherwise provided in Section 2(d)(i) below, holders of Class A Common Stock, Class C Common Stock and Series A Preferred Stock (in respect of the Preferred Stock Conversion Shares) shall vote together as a single class.

      (b) Class B Common Stock. Except as otherwise provided by law, the holders of Class B Common Stock shall have no right to vote on any matter submitted to stockholders of the Corporation for vote, consent or approval, and the Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on such matters.

      (c) Class C Common Stock and Series A Preferred Stock. Except as otherwise provided by law, the holders of Class C Common Stock and the Series A Preferred Stock shall have full voting rights and powers to vote on all matters submitted to stockholders of the Corporation for vote, consent or approval. Each holder of Class C Common Stock shall be entitled to one vote for each share of Class C Common Stock held of record by such holder and each holder of Series A Preferred Stock shall be entitled to one vote for each Preferred Stock Conversion Share issuable in respect of the shares of Series A Preferred Stock held of record by such holder, and, except as provided in Section 2(d)(i) below, holders of Class A Common Stock, Class C Common Stock and Series A Preferred Stock (in respect of the Preferred Stock Conversion Shares) shall vote together as a single class.

      (d) Election of Directors. (i) Anything to the contrary notwithstanding, the holders of Class C Common Stock and the Series A Preferred Stock (in respect of the Preferred Stock Conversion Shares), voting as a separate class, shall be entitled to elect two (2) directors (the "Class C Directors"), and the holders of the Class C Common Stock and the Series A Preferred Stock (in respect of the Preferred Stock Conversion Shares) shall be entitled to vote with the holders of the Class A Common Stock, voting as a single class, for the remaining directors (the "Class A Directors"). For all matters requiring the vote or consent of directors of the Corporation, each Class C Director shall have that number of votes equal to one-half of the smallest even number of votes as shall constitute a majority of the votes permitted to be cast by the entire Board of Directors, and each Class A Director shall have one (1) vote.

      (ii) At any meeting, the holders of a majority of the aggregate number of the then outstanding shares of Class C Common Stock and the Preferred Stock Conversion Shares, present in person or by proxy, shall be sufficient to constitute a quorum.

      (iii) In case of any vacancy in the office of any Class C Director, the remaining Class C Director, may, if permitted by law, elect a successor to hold office for the unexpired term of the director whose place shall be vacant. Any Class C Director may be removed during his term of office, either with or without cause, by, and only by, the affirmative vote or written consent of holders of Class C Common Stock and Series A Preferred Stock (in respect of the Preferred Stock Conversion Shares).

      (iv) The provisions of this Section 2(d) shall not be amended, modified or waived without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Class C Common Stock and Preferred Stock Conversion Shares, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

      (e) Action by Written Consent. Whenever holders of one or more classes of Common Stock are required or permitted to take any action by vote, such action may be taken without a meeting by written consent, setting forth the action so taken and signed by the holders of at least such number of shares of such one or more classes of Common Stock as would be sufficient to take such action at a meeting of stockholders, except as otherwise expressly provided herein.

      3. CONVERSION.

      (a) Conversion of Class A Common Stock. Subject to and upon compliance with the provisions of this Section 3, each record holder of Class A Common Stock is entitled at any time and from time to time to convert any or all of the shares of Class A Common Stock held by it into the same number of shares of Class B Common Stock.

      (b) Conversion of Class C Common Stock. Subject to and upon compliance with the provisions of this Section 3, each record holder of Class C Common Stock is entitled at any time and from time to time to convert any or all of the shares of Class C Common Stock held by it into the same number of shares of Class A Common Stock or of Class B Common Stock.

      (c) Automatic Conversion. Upon the closing of an Initial Public Offering, all shares of Class B Common Stock then issued and outstanding and all shares of Class C Common Stock then issued and outstanding shall be converted, without any further action by the holders thereof, into the same number of shares of Class A Common Stock. Under no other circumstance will the shares of Class B Common Stock be convertible into shares of Class A Common Stock.

(d) Conversion Procedure.

      (i) Each conversion of shares of Class A Common Stock, shares of Class B Common Stock or Class C Common Stock will be effected by the surrender to the Corporation of the certificate or certificates representing the shares to be converted, duly endorsed or assigned in blank, with signatures guaranteed if reasonably requested by the Corporation, at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate in writing to the holder or holders of the Common Stock) at any time during its usual business hours, and in the case of the conversion of Class A Common Stock or Class C Common Stock pursuant to paragraphs (a) or (b) of this Section 3, the delivery of written notice by the holder of such Class A Common Stock or Class C Common Stock stating that such holder desires to convert all or a stated number of the shares of Class A Common Stock or Class C Common Stock represented by such certificate or certificates into Class A Common Stock or Class B Common Stock, as applicable, which notice will also state the name or names (with addresses) and denominations in which the certificate or certificates for such shares will be issued and will include instructions for delivery thereof.

      (ii) Promptly after such surrender and the receipt of such written notice and statement, the Corporation will issue and deliver In accordance with such instructions the certificate or certificates for the Class A Common Stock or Class B Common Stock issuable upon such conversion. In addition, the Corporation will deliver to the converting holder a certificate representing any portion of the shares of Class A Common Stock or Class C Common Stock which had been represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted. Such conversion, to the extent permitted by law, will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered in accordance herewith and such notice has been received in the case of any conversion pursuant to paragraph (a) or (b) of this Section 3, and upon the closing of an Initial Public Offering in the case of a conversion pursuant to paragraph (c) of this Section 3, and at such time the rights of the holder of such Class A Common Stock, Class B Common Stock or Class C Common Stock, as the case may be (or specified portion thereof), as such holder will cease with respect to the shares being converted, and the Person or Persons in whose name or names the certificate or certificates for shares of Class A Common Stock or Class B Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class A Common Stock or Class B Common Stock represented thereby.

          (iii) The Corporation will at all times (A) reserve and keep available out of its authorized but unissued shares of Class A Common Stock or its treasury shares of Class A Common Stock, solely for the purpose of issuance upon the conversion of the Class B Common Stock and the Class C Common Stock as provided in this Section, such number of shares of Class A Common Stock as are then issuable upon conversion of all then outstanding shares of Class B Common Stock and Class C Common Stock into shares of Class A Common Stock hereunder, and (B) reserve and keep available out of its authorized but unissued shares of Class B Common Stock or its treasury shares of Class B Common Stock, solely for the purpose of issuance upon conversion of the Class A Common Stock and Class C Common Stock as provided in this Section, such number of shares of Class B Common Stock as are then issuable upon conversion of all then outstanding shares of Class A Common Stock and Class C Common Stock into shares of Class B Common Stock hereunder. Notwithstanding the foregoing, if, at any time, there shall be an insufficient number of authorized or treasury shares of Class A Common Stock available for issuance upon conversion of Class B Common Stock and Class C Common Stock, or an insufficient number of authorized or treasury shares of Class B Common Stock available for issuance upon conversion of Class A Common Stock and Class C Common Stock, the Corporation will take all action necessary to propose and recommend to the stockholders of the Corporation that this Certificate of Incorporation be amended to authorize additional shares in an amount sufficient to provide adequate reserves of shares for issuance upon such conversion, including the diligent solicitation of votes and proxies to vote in favor of such an amendment. All shares of Class A Common Stock and Class B Common Stock which are issuable upon conversion hereunder will, when issued, be duly and validly issued, fully paid and nonassessable.

          (iv) The issuance of certificates for shares of Class A Common Stock upon automatic conversion of Class B Common Stock and Class C Common Stock and for shares of Class B Common Stock upon conversion of shares of Class A Common Stock and Class C Common Stock will be made without charge to any original holder of any shares of Common Stock for any issuance tax in respect thereof, or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common Stock or Class B Common Stock, provided that the Corporation will not be required to pay any such taxes or costs which may be payable in respect of any such conversion by any other Person or in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the registered holder of the shares converted.

C.   PROVISIONS OF COMMON APPLICATION.

     1. Registration of Transfer. The Corporation will keep at its principal office or at the office of its legal counsel a register for the registration of Series A Preferred Stock and all classes of Common Stock. Upon the surrender of any certificate representing Series A Preferred Stock or Common Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series A Preferred Stock or Common Stock represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Series A Preferred Stock or Common Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance, unless such issuance is made in connection with a transfer of Series A Preferred Stock or Common Stock, in which case the transferring holder will pay all taxes arising from such transfer.

     2. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock or Common Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Preferred Stock or number of shares and class of Common Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     3. Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be deemed properly delivered if either personally delivered or sent by overnight courier or mailed certified or registered mail, return receipt requested, postage prepaid, to the recipient (a) in the case of any stockholder of the Corporation, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated in a writing delivered to the Corporation by any such holder) and (b) in the case of the Corporation, at its principal office. Any such notice shall be effective (i) if delivered personally, when received, (ii) if sent by overnight courier, when receipted for, and (iii) if mailed, 5 days after being mailed as described above.

     4. Amendments. No amendment, modification or waiver of any provision of this Article Fourth that adversely affects the rights of the holders of one particular Class (as hereinafter defined) of the Corporation's capital stock in a manner different from the rights of the holders of any of the other Classes of the Corporation's capital stock shall be effective against the holders of such adversely affected Class unless approved in writing (a) by the holders of at least a majority of the then outstanding shares of capital stock of such adversely affected Class if such Class is either Class A Common Stock, Class B Common

Stock or Class C Common Stock, or (b) by the Majority Series A Holders if such adversely affected Class is Series A Preferred Stock. As used in this Section 4, the term "Class" shall mean any of the following taken individually: Class A Common Stock, Class B Common Stock, Class C Common Stock, and Series A Preferred Stock.

                                                                          PAGE 1
                                    Delaware
                                 The First State

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "CHIEF MANUFACTURING HOLDING CORP.", FILED IN THIS OFFICE ON THE SIXTH DAY OF AUGUST, A.D. 2003, AT 12:14 O'CLOCK P.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                       [LOGO]          /s/ Harriet Smith Windsor
                                       ----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

3686261  8100                                            AUTHENTICATON: 2568730

030512869                                                         DATE: 08-06-03

                                                       STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                 DELIVERED 12:14 PM 08/06/2003
                                                   FILED 12:14 PM 08/06/2003
                                                 SRV 030512869 - 3686261 FILE

                          CERTIFICATE OF INCORPORATION
                                       OF
                        CHIEF MANUFACTURING HOLDING CORP.

      FIRST: The name of the corporation is:

                        Chief Manufacturing Holding Corp.

      SECOND: The address of its registered office in the State of Delaware is 2711 Centerville Road Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

      THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is 3,000, and the par value of each such share is $0.001. All such shares are of one class and are shares of common stock.

      FIFTH: The name and mailing address of the sole incorporator is as follows:

        NAME                                 MAILING ADDRESS
-----------------------                   --------------------
Matthew A. Schwartz, Esq.               c/o Bingham McCutchen LLP
                                        399 Park Avenue
                                        New York, New York 10022

      SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and for defining and regulating the powers of the corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the corporation by statute:

      (a)   The election of directors need not be by written ballot.

      (b)   The Board of Directors shall have the power and authority:

            (1) to adopt, amend or repeal by-laws of the corporation, subject only to such limitation, if any, as may be from time to time imposed by law or by the by-laws; and

            (2) to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the corporation, including after-acquired property, and to exercise all of the powers of the corporation in connection therewith; and

           (3) subject to any provision of the by-laws, to determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or paper of the corporation except as conferred by statute or authorized by the by-laws or by the Board of Directors.

       SEVENTH: No director of the corporation shall be personally liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article Seventh shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

       THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my band this 5th day of August, 2003.

                                      /s/ Matthew A. Schwartz
                                      ------------------------------------------
                                      Matthew A. Schwartz
                                      Sole Incorporator